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                                                                  EXHIBIT 10.35

                            LOAN CONVERSION AGREEMENT


                               (Duncan-Smith Group)

         THIS LOAN CONVERSION AGREEMENT is made effective September 30, 1996, by and between UNICO, Inc., a Delaware corporation ("UNICO"), and Kurt H.C. Bottcher, an individual, (hereafter called the "the Subordinated Debenture Holder") with reference to the following facts.

                                R E C I T A L S:

    A. On or about October 26, 1993, November 22, 1993 or January 2, 1994, UNICO issued and delivered a certain Five Year Subordinated Debenture payable to the order of the Subordinated Debenture Holder in the face amount of One Hundred Thousand Dollars ($100,000) (hereafter called the
"Subordinated Debentures") together with Warrants to purchase, in the aggregate, 50,000 shares of UNICO Common Stock, of which none remain unexercised (hereafter called the "Warrants").

    B. The Subordinated Debenture Holder is the current owner and holder, of Subordinated Debenture having a current principal balance of $100,000.00 and unpaid interest has accrued under the Subordinated Debentures, as of and through the date hereof, in the amount of $13,125 yielding a total indebtedness due of $113,125.

    C. The Subordinated Debenture is unsecured and is expressly subordinated by its terms, inter alia, to the prior payment in full of the principal of and interest on all indebtedness owing by UNICO to its primary commercial lender, BancFirst, an Oklahoma banking corporation, (the "Bank") and any and all extensions and renewals thereof. The Bank holds security interests in all assets now owned or hereafter acquired by UNICO or any of its subsidiaries.

    D. By their letter agreement of February 2, 1996, the Subordinated Debenture Holders agreed to convert and exchange the entirety of the principal and accrued interest owing on the Subordinated Debenture into and for: (i) 1/3 into Common Stock of UNICO at an exchange ratio of one share for each $0.25 of debenture indebtedness; (ii) 1/3 into Preferred Stock convertible into Common stock at a ratio of one share for each $0.35 of debenture indebtedness; and (iii) 1/3 into a restated convertible debenture indebtedness convertible into Common Stock at a ratio of one share for each $0.40 of restated debenture indebtedness. Said agreement was contingent upon the refinancing of UNICO's debt to the Bank, due December 1995, to a term of three (3) or more years.

    E. Subsequently, the Bank has agreed to extend the term of UNICO's indebtedness by three (3) years to December 1998.

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    F.   UNICO and Subordinated Debenture Holder, in fulfillment of their prior agreement and in modification thereof to address the Warrants and to provide an arrangement more favorable to the Subordinated Debenture Holder do hereby amend and restate their agreement as set forth in this Loan Conversion Agreement.

                            A G R E E M E N T S:

    In consideration of the mutual benefits and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.   CONVERSION REDEMPTION AND EXCHANGE

    Contemporaneous with the execution hereof the Subordinate Debenture Holders and UNICO agree to convert, redeem and exchange 323,214 shares of UNICO's Common Stock for all indebtedness created pursuant to and evidenced by the Subordinated Debentures and UNICO, as borrower, and its subsidiaries, as guarantors, are released of any further liability thereunder.

    2.   NECESSARY DOCUMENTS

         The parties agree to execute such documents and certificates as may be reasonable and necessary to effectuate the purposes of this agreement.

    3.   MISCELLANEOUS

         a. This Conversion Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings of any relating to the subject matter hereof and thereof.

         b. Section headings are for the convenience of reference only and except as a means of identification of reference, shall in no way effect the interpretation of this Conversion Agreement.

    4.   MULTIPLE COUNTERPARTS

    This Conversion Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same signing any such counterpart.

    5.   Miscellaneous. The parties further agree as follows:

         a. Binding Effect. This Conversion Agreement will be binding on the parties and will enure to the benefit of and bind their respective heirs, personal representatives, successors and permitted assigns.

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         b.   Third Party Beneficiaries.  This Conversion Agreement is
intended to create rights between UNICO and the Subordinated Debenture Holder and is not intended to confer rights on any other person or to constitute such person a third party beneficiary of this Conversion Agreement.

         c. Notices. Any notice, demand or communication required or permitted to be given by any provision of this Conversion Agreement will be in writing and will be deemed to have been given when delivered personally or by telefacsimile (with a hard copy sent within one [1] business day by any other means described in this paragraph) to the party designated to received such notice, or on the date following the day sent by a national recognized overnight courier, or on the third (3rd) business day after the same is sent by certified mail, return receipt requested, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:


        To the Subordinated Debenture Holder:            Kurt H.C. Bottcher
                                                         Fasanenweg
                                                         64380 Rossdorf
                                                         Germany
                                                         Telefacsimile:

        To :                                             UNICO, INC.
                                                         8380 Alban Road, Suite 100
                                                         Springfield, Virginia 22150
                                                         Attn:     Mr. Gerard R. Bernier, President
                                                         Telefacsimile: (703) 913-0425

        With Copy To:                                    Clary & Moore, P.C.
                                                         10306 Eaton Place, Suite 240
                                                         Fairfax, Virginia 22030
                                                         Attn:     Matthew A. Clary, III, Esquire
                                                         Telefacsimile: (703) 359-9499


         d. Governing Law. This Conversion Agreement is to be construed according to the internal laws of the Commonwealth of Virginia. All actions with respect to this Conversion Agreement may be instituted in the courts of the Commonwealth of Virginia sitting in Fairfax County, Virginia or the United States District Court for the Eastern District of Virginia, Alexandria Division, as UNICO might elect, and by the execution and delivery of this Conversion Agreement, the Subordinated Debenture Holder irrevocably and unconditionally submits to the jurisdiction (both subject mater and personal) of each such court and irrevocable and unconditionally waive: (a) any objection they might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

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         e.   Severability.       If any provision of this Conversion
Agreement is determined by a court having jurisdiction to be illegal, invalid or unenforceable under any present or future law, the remainder of this Conversion Agreement will not be affected thereby. It is the intention of the parties that if any provision is so held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible that is legal, valid and enforceable.

         f.   Entire Agreement.   This document constitutes the entire
agreement between the parties relating to the subject matter of this Conversion Agreement and there are no agreements, understands, warranties or representations between the parties except as set forth herein.

         IN WITNESS WHEREOF, the undersigned have fully executed this Conversion Agreement to be effective the date first above written.

                                       UNICO, INC., a Delaware corporation


                                       By  /s/Gerard R. Bernier
                                          ----------------------------------
                                           Gerard R. Bernier, President



                                           /s/Kurt C. Bottcher
                                           --------------------------------
                                           Kurt C. Bottcher, an individual


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